                                 CONFIDENTIAL

                              SEVERANCE AGREEMENT


     THIS SEVERANCE AGREEMENT ("Agreement") is made and entered into effective as of the 6th day of November, 1998, by and between Larry D. Gray (hereinafter referred to as "Employee") and American Oncology Resources, Inc. (hereinafter referred to as the "Company").

                                  WITNESSETH:

     WHEREAS, Employee is currently employed as the Company's Chief Operating Officer;

     WHEREAS, Employee and the Company mutually desire to terminate their employment relationship;

     WHEREAS, Employee and the Company mutually desire to avoid and resolve any and all actual and potential differences between them, including, without limitation, differences arising out of Employee's employment and the termination of Employee's employment with the Company;

     NOW, THEREFORE, in consideration of the premises and mutual promises herein contained, it is mutually agreed as follows:

     1  RESIGNATION.

     Employee hereby tenders, and the Company hereby accepts, Employee's resignation from his employment with the Company and from any offices or positions Employee holds with the Company, effective November 6, 1998. Consistent with the Company's policy of providing references for former employees, the Company will not make any derogatory comments about Employee to prospective employers or others.

     2  RELATIONSHIP STATUS.

     Employee will be retained on a part-time status as a consultant from the period covering November 7, 1998 through April 16, 1999.

     3  COMPENSATION.

          A  RETAINED COMPENSATION COMPONENTS.

          The Company shall pay Employee retained compensation in the amount of Three hundred eighteen thousand seven hundred twenty-five and 00/100 Dollars ($318,725.00); which sum shall be paid as follows:

               i)  eight (8) months retained compensation equal to $214,000.00 will be paid out in the following manner: Two (2) months retained compensation ($53,500.00) through December 31, 1998 has been paid. Four (4) months retained compensation ($107,000.00), beginning January 1, 1999 will be paid in equal semi-monthly payments on the 15th and last day of the month through the standard payroll process. The remaining two (2) months of retained compensation ($53,500.00) will be made available as a lump sum on April 16, 1999.

               ii) ten-twelfths of 1998 bonus while a full-time status employee, which in all cases shall be equal to $104,725.00, will be paid to Employee in 1999 by January 15, 1999;

               iii)  and all payments will be subject to federal tax withholding requirements.

          B  TIME OFF WITH PAY.

          On or before seven (7) work days after execution of this Agreement by Employee, the Company shall pay to Employee, if applicable, all Employee's earned 1998 Time Off With Pay in an amount equal to $9,270.42.

          C  STOCK OPTIONS.

          The Company had granted to Employee the option to purchase 200,000 shares of common stock effective April 16, 1997 with an exercise price of $8.70 per share. The stock options granted may, as provided by the Plan, be exercised for those stock options, which have vested according to a vesting schedule of 20% per year. Employee is currently vested in 40,000 stock options. On April 16, 1999, Employee will according to the vesting schedule become vested in another 40,000 stock options. Such stock options granted and vested shall expire and be of no force and effect on the expiration of thirty (30) calendar days from the date of termination, which according to this Agreement, shall be April 16, 1999 plus thirty (30) days (May 16, 1999).

          D  COBRA.

          Under the Consolidated Omnibus Budget Reconciliation Act of 1986 ("COBRA"), Employee intends to continue group medical and/or dental insurance currently in place through the Company for both Employee and his dependents.
The Company will make all payments for coverage of Employee and Employee's dependents under such continued group insurance. The Company will pay for Employee and Employee's dependent coverage under such continued group insurance for a period beginning on December 1, 1998 and ending on June 30, 1999. It will be the responsibility of the Employee to apply formally for continued coverage. All Company forms have been made previously available to Employee under separate cover.

     4  COMPETITION RESTRICTIONS.

          Employee shall not, for a period of two (2) years following the date of this agreement, engage in any "competitive activity", as defined below, without first seeking and obtaining the express written approval of the Company, which approval shall not be unreasonably withheld. The Company shall respond to any request for approval by Employee within ten (10) days from its receipt of a request sent by certified mail, return receipt requested to the address specified in Section 6b (viii) hereof. In the event that the Company fails to respond within ten (10) days, the request shall be deemed approved.

          A  COMPETITIVE ACTIVITY DEFINED.

          For purposes of this Section 4, it is mutually agreed that "competitive activity" shall be and is defined to mean serving as an owner, director, officer or employee of, or as a consultant or advisor to, any person, firm or other entity that is engaged in the business of Oncology Physician Practice Management. Notwithstanding the foregoing, nothing shall prohibit Employee from purchasing less than ten percent (10%) of the stock of a publicly traded company that performs Oncology Physician Practice Management.

          B  REASONABLENESS OF RESTRICTION.

          It is expressly and mutually agreed that the foregoing restriction on competition contains reasonable geographic, temporal and activity restrictions that are necessary to protect the Company's legitimate business interests, and have been jointly fashioned by both parties to achieve that protection. Except as set forth in this Section 4, any and all other agreements or restrictions pertaining to Employee's competition with the Company are terminated and of no further force or effect.

     5  CONFIDENTIALITY.

     Employee shall not use for the benefit of himself or anyone else, or unless required by law or governmental regulatory authority, disclose to anyone else, any "confidential or proprietary information" belonging to the Company or its subsidiaries, without first seeking and obtaining the express written approval of the Company.

          A  CONFIDENTIAL OR PROPRIETARY INFORMATION DEFINED.

          For purposes of this Section 5, it is mutually agreed that "confidential and proprietary information" shall be and is defined to mean all information that is not readily known to the public in usable form which provides the Company with a competitive advantage or information known by Employee other than through the Company, and includes, without limitation, all non-public financial, operational, strategic, corporate, and product information pertaining to the Company and its subsidiaries.

     6  RELEASE AND WAIVER.

          A  RELEASE BY EMPLOYEE.

          Except for the obligations and liabilities of the Company to Employee as set forth in this Agreement, as consideration under this Agreement, Employee shall and hereby does fully and completely release and waive any and all claims that Employee can or could have asserted against the Company, its affiliated entities, and the Company's directors, officers, employees, agents, or representatives (hereinafter referred to together as "Releasees") through the date hereof. These released claims include, without limitation, any and all claims for wrongful discharge, discrimination, breach of contract, retaliation, or torts arising under any federal, state, or local law, including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Restoration Act, the Age Discrimination in Employment Act, the Texas Commission on Human Rights Act, or any other claims for wages, back or front pay, employment benefits, compensatory damages, punitive damages, liquidated damages, attorney fees, and expenses and costs.

          B  EMPLOYEE'S STATUTORY ACKNOWLEDGMENTS.

          For purposes of this release and waiver of claims, Employee expressly acknowledges that he:

               i) has received and read this Agreement, including this release and waiver;

               ii)   has had ample opportunity of not less than twenty-one (21)
                     days in   which to review this Agreement, including this
                     release and waiver;

               iii) s fully informed of the terms, conditions and effect of signing this Agreement including this release and waiver;

               iv) has been advised, and had ample opportunity to obtain the advice of competent legal and other counsel and/or advisors of his own choosing concerning the terms, conditions and effects of signing this Agreement, including this release and waiver;

               v) has relied solely on his own judgment and on the advice of such counselors and advisors with whom he has considered it appropriate, desirable, or necessary to consult in making the decision to sign this Agreement, including this release and waiver;

               vi) has made his decision voluntarily without any pressure, coercion, or promises from the Company or its employees either to accept or reject this Agreement, including this release and waiver;

               vii) understands that he has seven days following his execution of this Agreement, including this release and waiver, to revoke such acceptance; and

               viii) understands that any revocation of his prior acceptance of this Agreement, including this release and waiver, must be done in writing and be delivered to:

                              R.  ALLEN PITTMAN
                              VICE PRESIDENT OF CORPORATE SERVICES
                              AMERICAN ONCOLOGY RESOURCES, INC.
                              16825 NORTHCHASE DRIVE, SUITE 1300
                              HOUSTON, TEXAS 77060

          C  RELEASE BY COMPANY.

          Except for the obligations and liabilities of Employee to the Company as set forth in this Agreement, as consideration under this Agreement, the Company, on its own behalf and on behalf of the Releasees, shall and hereby does fully and completely release and waive any and all claims that the Releasees can or could have asserted against Employee, his heirs, personal legal representatives, successors or assigns, through the date hereof, including any and all claims on account of, related to, or arising out of the facts and circumstances surrounding Employee's employment or termination of employment with the Company; and the Company hereby agrees to indemnify, defend and hold Employee harmless with respect to any claim, demand, investigation or action related to the claims released in this Section 6c as well as those that may subsequently be brought against Employee arising out of Employee having served in the capacity of a director, officer, employee or agent of the Company or its affiliates. It is agreed that the provisions of this Section 6 shall not affect any right or claim that Employee may have pursuant to any directors' and officers' liability insurance policy maintained by the Company or any right or claim for indemnification of Employee by the Company pursuant to law, under contract, or as provided in the Company's Articles of Incorporation or Bylaws.

     7  COOPERATION.

          A  EMPLOYEE AS FACT WITNESS.

          Employee shall fully, completely and freely cooperate with the Company, and its attorneys and other agents, in preparing for and pursuing any actual or threatened legal action, in whatever forum, in which the Company or one of its subsidiaries is or may become a party, and for such services Employee shall be entitled to receive compensation at the rate of $300.00 per hour as well as reimbursement of reasonable travel expenses incurred at the Company's request. The Company has heretofore disclosed to Employee in writing all known claims, demands, and causes of action of which it is aware at the time of signing this Agreement and of which Employee's services may be requested. This disclosure, if any, as of the date of this Agreement, does not preclude employee from future requests of services. To the maximum extent possible, the Company shall seek to schedule any such requested services at times and places that are not disruptive of Employee's then current obligations. Nothing in this Section 7a is intended to obligate Employee to prepare written reports or compilations of data for the Company. Unless required by law or governmental regulatory authority, Employee shall take no action that is or may reasonably be construed as adverse to the interests of the Company or its subsidiaries in any such legal action. Notwithstanding the foregoing, in any actual or threatened legal action in which Employee shall be or may become a party, Employee shall have the right to defend his interests, including the pursuit of any claim for indemnification against the Company or its subsidiaries. In the event that Employee becomes a Defendant in any legal action, or the target of any administrative investigation, relating to his tenure with the Company, the Company shall cooperate in making available its records for inspection by Employee or his attorney.

          B  REPUTATION.

          The Company and Employee agree that neither party will criticize or disparage each other in a manner intended or reasonably calculated to result in embarrassment or injury to the reputation of the Company or Employee. This Agreement and its terms shall be maintained in strict confidence by the Company and Employee and the Company and Employee agree that it will not disclose, directly or indirectly, to any third party the existence or terms of this Agreement. In the event that the Company is asked about Employee's separation from the Company and/or any other claim which either party may have against each other, the Company shall reply with the words "Larry Gray has resigned" that will not otherwise indicate the nature of the resolution of this Agreement or its existence; provided, however, this provision shall not prevent the Company from providing information otherwise required by law or governmental regulatory authority.

     8  CHOICE OF LAW AND INTERPRETATION.

     This Agreement is made and entered into in the State of Texas, and shall in all respects be interpreted, enforced and governed under the laws of the State of Texas. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties.

     9  SEVERABILITY OF PROVISIONS.

     Should any provision of this Agreement be declared or be determined by any court to be unenforceable or invalid as drafted, it may and shall be reformed or modified by a court of competent jurisdiction to the form of an enforceable and valid provision that achieves, to the greatest extent possible, the result intended by the parties in drafting and agreeing to the unenforceable and invalid provision. Should a court of competent jurisdiction decline to so reform or modify such a provision or determine that no enforceable and valid provision can be created to achieve the intended result, the enforceability and validity of the remaining parts, terms or provisions of this Agreement shall not be affected thereby and said unenforceable or invalid part, term, or provision shall be deemed not to be a part of this Agreement.

     10  ENTIRE AGREEMENT.

     This Agreement sets forth the entire agreement between the parties hereto, and fully supersedes any and all prior agreements or understanding between the parties hereto pertaining to the subject matter hereof, and may only be modified by a subsequent written agreement.

     11  EFFECT OF TERMINATION.

     Notwithstanding any termination of this Agreement or any relationship between Company and Employee, the provisions of this Agreement, including Sections 1, 2, 3, 4, 5, 6 and 7 of this Agreement, and the rights and obligations under this Agreement, shall survive without limitation.

     12  OUTPLACEMENT SERVICES.

     The Company shall also provide Employee with outplacement services, in the form of a payment in the amount of $5,500.00 which will be paid to Employee on or before seven (7) work days after execution of this Agreement by Employee. This payment may be used for items determined by Employee, in Employee's sole discretion.

     EXECUTED effective the 6th day of November, 1998.


                              COMPANY:

                              AMERICAN ONCOLOGY RESOURCES, INC.

                              By:
                                 ---------------------------------------
                              Name:  R. Allen Pittman
                              Title:  Vice President of Corporate Services
                              Company:  American Oncology Resources, Inc.
                              Address:  16825 Northchase Drive, Suite 1300
                              City, State, Zip: Houston, Texas 77060
                              Telephone No.: 281-775-0101
                              Fax No.: 281-775-0301


                              EMPLOYEE:

                                 ---------------------------------------
                              Name:  Larry D. Gray
                              Address: 30 Windward Court
                              City, State, Zip: The Woodlands, Texas 77381
                              Telephone No.: 281-364-0888
                              Fax No.: 281-298-2998

THE STATE OF TEXAS
COUNTY OF
KNOW ALL MEN BY THESE PRESENTS THAT:


     BEFORE ME, the undersigned authority, on this day personally appeared R. Allen Pittman, Vice President of Corporate Services for American Oncology Resources, Inc., known by me to be the person whose name is subscribed to the foregoing Severance Agreement acknowledged to me that he executed the same for the purposes and consideration therein expressed and in the capacity therein stated.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE on this    day of November, 1998, to
certify which witness my hand and seal of office.


                              ---------------------------------------------
                              Notary Public in and for the State of Texas

                              My Commission Expires:
                                                    ________________________


THE STATE OF TEXAS
COUNTY OF

KNOW ALL MEN BY THESE PRESENTS THAT:


     BEFORE ME, the undersigned authority, on this day personally appeared Larry
D. Gray, known by me to be the person whose name is subscribed to the foregoing Severance Agreement acknowledged to me that he executed the same for the purposes and consideration therein expressed.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE on this    day of November, 1998, to
certify which witness my hand and seal of office.


                              ---------------------------------------------
                              Notary Public in and for the State of Texas

                              My Commission Expires:
                                                     -----------------------